                                                                       Exhibit 2

                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT, dated as of January 31, 2001, made by George Abi Zeid ("Pledgor") in favor of AT&T Corp., a New York corporation ("Lender").

      WHEREAS, Pledgor is the beneficial owner and record holder of 100% of the issued and outstanding shares of capital stock (the "Pledged Shares") of Swift Telecommunications, Inc., a New York corporation ("Swift");

      WHEREAS, Lender and Swift have entered into an Asset Purchase Agreement, dated December 13, 2000 (the "Purchase Agreement");

      WHEREAS, pursuant to the Purchase Agreement, Swift has issued to Lender a promissory note in the original principal amount of $35,000,000 (the "Swift Note"), and, pursuant to a Security Agreement of even date herewith (the "Swift Security Agreement"), granted to Lender a first priority security interest in the assets of Swift securing all of the obligations to Lender under the Swift Note;

      WHEREAS, Swift, Mail.com Inc., ML Acquisition Corp. and George Abi Zeid have entered into an Agreement and Plan of Merger, dated as of January 31, 2001 (the "Merger Agreement"), contemplating the merger (the "Merger") of Swift with and into ML Acquisition Corp. ("Acquisition Sub"), a wholly owned subsidiary of Mail.com, Inc., a Delaware corporation ("Mail.com");

      WHEREAS, on the date of consummation of the Merger (the "Merger Closing Date"), Pledgor will acquire certain shares of common stock of Mail.com (the "Mail.com Pledged Shares") in exchange for the Swift Pledged Shares;

      WHEREAS, contemporaneously herewith Mail.com is executing and delivering to Lender (i) an Amended and Restated Promissory Note (the "Mail.com Note"), which will supersede and replace the Swift Note in the event that Swift merges into Mail.com or a subsidiary of Mail.com or is acquired by Mail.com or a subsidiary of Mail.com; and (ii) a Pledge Agreement (the "Mail.com Pledge Agreement");

      WHEREAS, as a condition precedent to the obligations of the Lender under the Purchase Agreement, including, without limitation, its acceptance of the Swift Note and the Mail.com Note, Lender requires Pledgor to pledge, as security for the obligations owing to Lender under the Swift Note and the Mail.com Note, pursuant to the terms set forth herein, all of his shares of capital stock in the Company (the "Pledged Shares") as security therefor pursuant to the terms set forth herein;

      NOW, THEREFORE, in consideration of the premises and in order to induce Lender to consummate the transactions contemplated by the Purchase Agreement, including, without limitation, its acceptance of the Note, and in exchange for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Lender as follows:

      1. Definitions

      All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Note or, if not therein defined, Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York, as applicable.

      "Company" means (i) prior to the consummation of the Merger, Swift, and
(ii) upon the consummation of the Merger, Mail.com.

      "Note" means (i) prior to the consummation of the Merger, the Swift Note, and (ii) upon the consummation of the Merger, the Mail.com Note.

      2. Pledge

      (a) As security for the prompt payment in full and performance of the Obligations (as defined in Section 3) when due (whether at stated maturity, by acceleration or otherwise), Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers to Lender, its successors and assigns, and hereby grants to Lender, its successors and assigns, a Lien and charge upon and first priority security interest in the following, whether now owned or hereafter created, acquired or reacquired (the "Collateral"):

            (i) the Pledged Shares and any certificates representing the Pledged Shares, and all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for, or upon the conversion of any or all of the Pledged Shares;

            (ii) any and all additional shares of capital stock of Swift from time to time acquired by Pledgor by purchase, stock dividend or otherwise;

            (iii) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above but excluding (x) cash in an aggregate amount not to exceed $840,000 received by Pledgor pursuant to the Merger Agreement upon the closing of the transactions described therein and proceeds from the sale or winding-up of GN Comtext S.r.L., subject to the requirements set forth in Section (1)(d)(i) of the Note; and (y) promissory notes in an aggregate principal amount not to exceed $9,200,000, received by Pledgor pursuant to the Merger Agreement upon the closing of the transactions described therein; provided that Pledgor receives at least 15,750,000 shares of Mail.com Inc. common stock upon the closing of the transactions described in the Merger Agreement, all of which stock and any other proceeds not referenced in clauses (x) or (y) above shall be Collateral); and

            (iv) all books, correspondence, credit files, records, invoices and other papers, including, without limitation, all tapes, cards, computer runs and other papers and documents relating to any of the foregoing in the possession or under


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

      the control of Pledgor or any entity from time to time acting for Pledgor or the Company.

      (b) Pledgor agrees that the pledge hereunder shall continue to be effective or shall be reinstated (to the extent that the pledge has been released as a result of such payment), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by Lender, including upon the insolvency, bankruptcy or reorganization of the Company, all as though such payment had not been made.

      (c) Upon payment in full of the principal and interest due under the Note at each installment set forth in Column 1 of the following table, and provided that each of the following conditions (each, a "Release Condition") is met: (i) no Event of Default has occurred under the Note and is continuing; (ii) no more than two Events of Default have occurred during the immediately preceding twelve months (other than any failure of Company to make due and punctual payment of any principal or interest due and payable under the Note, which default continues for a period of less than eight (8) business days), and (iii) no more than four Events of Default have occurred since the issuance of the Note (other than any failure of Company to make due and punctual payment of any principal or interest due and payable under the Note, which default continues for a period of less than eight (8) business days), and (iv) the Pledged Shares are publicly traded on NASDAQ or the New York Stock Exchange, Lender will release to Pledgor a number of Pledged Shares equal to the lesser of (x) the number of Pledged Shares equal to the percentage of the initial Pledged Shares set forth in Column 2 opposite such installment and (y) the number of Pledged Shares in excess of the number of Pledged Shares required to satisfy the minimum Market Value for the remaining Pledged Shares set forth in Column 3 opposite such installment, in each case after making appropriate adjustments to the number of Pledged Shares for splits, combinations and other recapitalizations or reclassifications of the capital stock of the issuer of such Shares. For purposes of this paragraph and paragraph (d) below, the reference to Pledged Shares shall mean the shares of Mail.com common stock received by Pledgor in exchange for the original Pledged Shares pursuant to the Merger Agreement that are delivered to Lender and become Pledged Shares hereunder.

        Column 1:                 Column 2:                     Column 3:
  Number of Installment      Percentage of Shares         Value of Remaining
  ---------------------      --------------------         ------------------
                                                       Pledged Shares (millions)
                                                       -------------------------
           12th                      25.0                        $15.0
           18th                      12.5                         12.5
           24th                      12.5                         10.0
           30th                      12.5                         7.5
           36th                      12.5                         5.0
           42nd                      12.5                         2.5
           48th                      12.5                          0


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

      (d) Notwithstanding the foregoing paragraph, if all of the Release Conditions have been satisfied and the Market Value per Pledged Share on the date of payment in full of the principal and interest due under the Note at the 24th, 30th, 36th or 42nd installment is at least $3.75 per share, after making appropriate adjustments to the number of Pledged Shares for splits, combinations and other recapitalizations or reclassifications of the capital stock of the issuer of such Pledged Shares, then Lender will release to Pledgor all of the remaining Pledged Shares upon such payment of the installment then due.

      (e) "Market Value" shall mean the average last sale price for the 20 consecutive trading days ending three trading days immediately before the date upon which the applicable payment installment was made by the Company, which price shall be adjusted as appropriate for stock splits, stock dividends, recapitalizations, mergers and similar transactions and for ex-dividend trading.

      (f) Lender agrees to subordinate the Collateral as follows: Lender will use reasonable efforts, for no less than one hundred twenty (120) days, to sell or dispose of other collateral received by Lender under any of the Loan Documents ("Other Collateral"), including shares of ML Acquisition Corp., to satisfy the Obligations (as defined herein), in the event of a default under the Note, before selling or disposing of the Collateral to satisfy the Obligations. Once the Obligations have been fully satisfied, Lender agrees to assign its remaining rights and interest in the Other Collateral to Pledgor.

      3. Security for Obligations

      This Agreement and the security interest created hereby in the Pledged Shares constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

      (a) the prompt payment by Pledgor, as and when due and payable, of all amounts from time to time owing by Pledgor in respect of this Agreement;

      (b) the prompt payment by (i) Swift, as and when due and payable, of all amounts from time to time owing by Swift in respect of the Swift Note, the Swift Pledge Agreement and the Swift Security Agreement, in each case, as the same may be amended from time to time (ii) Mail.com, as and when due and payable, of all amounts from time to time owing by Mail.com in respect of the Mail.com Note and the Mail.com Pledge Agreement, in each case, as the same may be amended from time to time, (iii) Swift EasyLink Co., Inc., a Delaware corporation ("SECI"), as and when due and payable, of all amounts from time to time owing by SECI in respect of the Guaranty and Security Agreement entered into as of the date hereof between SECI and Lender and (iv) Swift Comtext Limited, a company registered in England and Wales ("Comtext"), as and when due and payable, of all amounts from time to time owing by Comtext in respect of the Guaranty and Security Agreement entered into as of the date hereof between Comtext and Lender (collectively, the "Loan Documents"), including, without limitation, obligations to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, indemnifications, or otherwise as and when the same shall become due and payable in accordance with the terms thereof, whether at maturity or by prepayment, acceleration, declaration of default or otherwise; and

      (c) the due performance and observance by Pledgor of all of his other obligations from time to time existing in respect of all Loan Documents.

      Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations, including, without limitation, amounts that would be owed by Swift under the Note but for the fact that they are unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding involving Swift.

      4. Delivery of Collateral

      All certificates or instruments from time to time representing or evidencing the Collateral shall be delivered to and held by or on behalf of Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Lender shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Lender or any of its nominees any or all of the Collateral, subject only to the rights specified in Section 7(a); provided, that notwithstanding the foregoing, until any transfer of beneficial ownership with respect to the Collateral pursuant to any exercise of remedies under Section 11, Pledgor shall continue to be the beneficial owner of the Collateral. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. Pledgor will promptly give to Lender copies of any notices or other communications received by it with respect to the Collateral.

      5. Representations and Warranties and Covenants

      Pledgor represents, warrants and covenants to Lender as follows:

      (a) Pledgor is, and will at all times continue to be, the legal and beneficial owner of the presently existing Collateral pledged by Pledgor hereunder, free and clear of any Lien except for the security interest created by this Agreement. Pledgor will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Collateral, other than pursuant hereto; provided that nothing contained herein shall prohibit Pledgor from exchanging the Pledged Shares for at least 15,750,000 shares of common stock of Mail.com pursuant to the Merger Agreement in connection with the merger of the Company with and into Acquisition Sub in accordance with the Merger Agreement, whereupon such shares of Mail.com shall become "Pledged Shares" hereunder.

      (b) The pledge of the Pledged Shares pursuant to this Agreement, together with the delivery of the Pledged Shares pursuant to Section 4, creates, and will continue to create, a valid and perfected first priority Lien upon and security interest in the Collateral, in favor of Lender and securing the payment of the Obligations, enforceable as such against all creditors of Pledgor and any persons purporting to purchase or otherwise acquire any capital stock of the Company from Pledgor. Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend his title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising.

      (c) No consent of any other Person (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is or was required (i) for the pledge by him of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by him, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of the Pledged Shares by laws affecting the offering and sale of securities generally).

      (d) For so long as Pledgor is the majority owner of Swift, Pledgor shall cause Swift to perform fully and timely its obligations under the Loan Documents.

      (e) The Pledged Shares represent all of the issued and outstanding shares of capital stock of Swift. There are no (i) securities convertible into or exchangeable for any shares of capital stock of Swift, or any options, warrants, rights, calls, rights or exchange, conversion rights or other commitments entitling any person to purchase or otherwise acquire any shares of capital stock of Swift, issued and outstanding; (ii) restrictions on the transferability of the Collateral to Lender or with respect to the foreclosure, transfer or disposition thereof by Lender (other than any applicable Federal or state securities laws); or (iii) shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Collateral.

      (f) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable, and all information set forth herein relating to the Pledged Shares is accurate and complete in all material respects as of the date hereof.

      6. Further Assurances

      Pledgor agrees that at any time and from time to time, at his expense, he will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Lender may at any time reasonably request, in order to more fully perfect and protect any security interest granted or purported to be granted hereby or to preserve and defend against any Person his title to the Collateral and the rights purported to be granted therein by this Agreement to Lender or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, all rights and remedies action specified in
Section 11. In
addition, Pledgor covenants, as to himself and the Collateral pledged by him hereunder, that he will not, by action or omission, cause Swift or any of its Subsidiaries to violate any of the provisions of this Agreement, the Note or the other Loan Documents and that he will take all actions, including, without limitation, the voting of his shares of capital stock in the Company, or refrain from taking any action, as the case may be, so as to effect the provisions of this Agreement, the Note and the other Loan Documents.

      7. Voting Rights; Dividends; Etc.

      (a) So long as no Event of Default under the Note has occurred and is continuing:

            (i) Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that Pledgor will not be entitled to exercise any such right if such exercise could materially and adversely affect the rights inuring to a holder of the Pledged Shares or the rights and remedies of Lender under this Agreement or the ability of Lender to exercise the same; and

            (ii) Pledgor shall be entitled to receive and retain any and all cash dividends and interest, cash, instruments and other property paid in respect of the Collateral, to the extent and only to the extent that such are permitted by, and otherwise paid in accordance with, the terms and conditions of the Loan Documents and applicable laws, and provided that any and all

                  (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, return of capital, capital surplus or paid-in-surplus,

                  (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral, and

                  (D) other distributions made on or in respect of the Pledged
            Shares, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Company or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise, shall be, and shall be forthwith delivered to Lender to hold as, Collateral in accordance with Section 4 and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement or assignment) in accordance with Section 4. Notwithstanding the foregoing, Pledgor shall be entitled to retain and not deliver to Lender (x) cash in an aggregate amount not to exceed $840,000 received by Pledgor pursuant to the Merger Agreement upon the closing of the transactions described therein and proceeds from the sale or winding-up of GN Comtext S.r.L., subject to the requirements set forth in Section (1)(d)(i) of the Note; and (y) promissory notes in an aggregate principal amount not to exceed $9,200,000 received by Pledgor pursuant to the Merger Agreement upon the closing of the transactions described therein; provided that Pledgor receives at least 15,750,000 shares of Mail.com common stock upon such closing, all of which stock and any other proceeds not referenced in clauses (x) or (y) above shall be forthwith delivered to Lender to hold as Collateral in accordance with Section 4 and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement or assignment) in accordance with Section 4.

      (b) In the event that an Event of Default under the Note shall have occurred and be continuing:

            (i) All rights of Pledgor with respect to the Pledged Shares to exercise or refrain from exercising the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 7(a)(i), and to receive the cash dividends, interest, cash, instruments and other property which he would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii), shall cease, and all such rights shall thereupon become vested in Lender, who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such cash dividends and interest payments; and

            (ii) All dividends and interest payments received by Pledgor contrary to Section 7(b)(i) shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender as Collateral in the same form as so received (with any necessary endorsement or assignment).

      (c) Pledgor shall execute and deliver (or cause to be executed and delivered) to Lender all such proxies and other instruments as Lender may reasonably request for the purpose of enabling Lender to exercise the voting and other rights which he is entitled to exercise pursuant to Section 7(b)(i) and to receive the cash dividends or interest payments that he is authorized to receive and retain pursuant to Sections 7(a)(ii) and 7(b)(ii).

      8. Lender Appointed Attorney-in-Fact

      If at any time Swift or Pledgor shall fail to pay in full when due or otherwise timely perform any of the Obligations, Lender shall automatically and without further action become Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the discretion of Lender to take any action and to execute any instrument which Lender deems to be necessary or advisable for accomplishing the purposes of this Agreement (subject to the rights of Pledgor under Section 7), including, without limitation, to receive, endorse, collect, ask for, demand, and sue for all moneys due or to become due or instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined by a final judgment or a court of competent jurisdiction). This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full.

      9. Lender May Perform

      If Pledgor fails to perform any agreement or obligation contained herein, Lender may (without obligation to do so and without releasing Pledgor from its obligation to do so) itself perform, or cause performance of, such agreement or obligation, in the name of Pledgor or Lender, and the expenses of Lender incurred in connection therewith, together with interest on such amounts from the date of payment or incurrence, at a rate of interest per annum equal to the interest then in effect under the Note, shall constitute additional Obligations secured by this Agreement and shall be payable by Pledgor under Section 12, including, without limitation, any costs or expenses of litigation associated therewith.

      10. Lender's Duties

      The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Lender has no obligation to perform any of the obligations or duties of Pledgor as a shareholder of Swift.

      11. Remedies Upon Default

      In the event that an Event of Default under the Note shall have occurred and be continuing:

      (a) Lender may (but shall not be obligated to) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party in default under the Uniform Commercial Code in effect in the State of New York (or such other applicable jurisdiction as Lender may determine) at that time (the "Code"), and may also, without demand of performance or other demand, advertisement or notice except as specified below (all of which demands, advertisements, and/or notices are hereby expressly waived by Pledgor), sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem appropriate. Lender shall be authorized at any such sale (if it deems advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to distribution or sale thereof, and upon consummation of any such sale Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (b) Any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral after payment from such proceeds of Lender's out-of-pocket costs and expenses in connection with such sale, including, without limitation, reasonable attorneys' fees and expenses, may, in the discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter be applied in whole or in part by Lender against, all or any part of the Obligations in such manner as Lender may elect in its sole discretion.

      (c) In the event that the proceeds of any such sale, collection or realization are sufficient to pay all amounts to which Lender is legally entitled, Pledgor shall be entitled to receive any such proceeds over and above such amounts.

      12. Expenses

      Without limiting the generality of the foregoing, Pledgor may apply the proceeds of any such sale, collection or realization of the Collateral to pay the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for Lender and of any experts and agents (including, without limitation, any Person which may act as agent of Lender), that Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof. Any amounts payable under this Section 12 shall be included in the Obligations and shall bear interest from the payment of such costs or expenses at a rate equal to the lower of 18% per annum or the highest interest rate permitted under applicable law. In addition, in the event that the proceeds of any such sale, collection or realization of the Collateral are insufficient to pay all of the Obligations, Pledgor will, upon demand, pay to Lender the amounts that Lender may incur in connection with the failure by Pledgor to perform or observe any provisions hereof, but only to the extent that the Obligations have not been paid.

      13. Continuing Security Interest; Termination

      (a) All rights of Lender hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any agreement with respect to any of the Obligations or any instrument relating to the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating to any of the foregoing, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement.

      (b) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earlier of
(A) the date the Company has indefeasibly paid in full in cash all of the Obligations or (B) the date the Pledged Shares have been transferred to Lender or its designee, (ii) be binding upon Pledgor and his heirs, successors and assigns, and (iii) inure, together with the rights and remedies of Lender hereunder, to the benefit of, and be enforceable by, Lender and its successors and assigns. Pledgor agrees that the security interest in the Collateral shall continue to be effective or shall be reinstated (in accordance with Section 2
(b)), as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by Lender for any reason, all as though such payment had not been made. Subject to the foregoing, upon the satisfaction in full of the Obligations, the Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender will, at Pledgor's request and expense, release to Pledgor all Collateral then held by it and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by Lender.

      14. Amendments, Etc.

      No amendment or waiver of any provision of this Agreement, and no consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgor and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15. Notices

      All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered or certified mail, return receipt requested, sent by recognized overnight delivery service (signature of receipt requested) or, to the extent receipt is confirmed, by telecopy or telefax (provided that such party also sends a copy by personal delivery or registered or certified mail, return receipt requested, or recognized overnight delivery service, signature of receipt requested), to the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  Pledgor:

                           George Abi Zeid
                           320 Frost Pond Road
                           Old Brookville, NY 11545
                           Fax Number: 212-317-1970

                  With a copy to:

                           Bruce S. Coleman
                           Coleman, Rhine & Goodwin LLP
                           750 Lexington Avenue, 26th Floor
                           New York, NY 10022
                           Fax Number: 212-317-1970

                  Lender:

                           AT&T Corp.
                           295 North Maple Avenue
                           Room 4431D2
                           Basking Ridge, NJ 07920
                           Attention: Michael D. Daly
                           Fax Number: 908-221-2105

                  With a copy to:

                           Sanford Tannenbaum
                           General Attorney
                           AT&T Corp.
                           295 North Maple Avenue
                           Room 3235C2
                           Basking Ridge, NJ  07920-1002
                           Fax Number: 908-221-6306

      16. Governing Law, Choice Of Forum, No Trial By Jury

      (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      (b) ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND HEREBY WAIVES ANY OFFSETS IN ANY SUCH ACTION, SUIT OR PROCEEDING. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED TO SUCH PARTY AS HEREIN PROVIDED, OR BY PERSONAL SERVICE ON SUCH PARTY WITH A COPY OF SUCH PROCESS MAILED TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY

MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY JURISDICTION OTHER THAN NEW YORK IN CONNECTION WITH ACTIONS INITIATED BY THIRD PARTIES IN SUCH OTHER JURISDICTIONS.

      (c) BY HIS EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHTS HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PLEDGOR OR LENDER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE ADVANCES UNDER THE NOTE.

      17. Waiver

      Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any Obligations or the Pledgor's obligations hereunder and any requirement that Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Company or Pledgor or any other Person.

      18. Rights Cumulative

      No failure on the part of Lender to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. No provision for a specific remedy shall be deemed to limit Lender's remedies at law or in equity. The rights of Lender hereunder are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other document against Pledgor or against any other Person.

      19. Assignment

      This Agreement shall be binding on Pledgor and his heirs, successors and permitted assigns (including any trustee succeeding to the rights of Pledgor pursuant to Chapter 13 of the Bankruptcy Code), and shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and its successors and assigns, provided that Pledgor may not assign any of his rights or obligations hereunder without the prior written consent of Lender and any purported assignment without such consent shall be null and void. Lender may without notice to Pledgor transfer its rights under this Agreement only to an Affiliate. Any reference to the Company or any other Loan Party within this Agreement shall be deemed to include any permitted assignee of such Loan Party and any reference to any Loan Document shall include any amendment thereto.

      20. Survival of Representations and Warranties

      All representations and warranties of Pledgor contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or any other Loan Document or any investigation by Lender. All covenants and agreements of Pledgor contained herein shall continue in full force and effect from and after the date hereof until fully satisfied in accordance with the terms hereof.

      21. Severability

      Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, illegal, unenforceable or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, illegality, uneforceability or invalidity under such law, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      22. Interpretation

      Pledgor and Lender have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provisions of this Agreement.

      23. Headings

      Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      24. Counterparts

      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

      25. Entire Agreement

      This Agreement and other Loan Documents (together with any schedules and exhibits hereto and thereto) embody the entire agreement between the parties hereto and thereto relating to the transactions provided for herein and therein and supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto with respect to such transactions.

                            [Signature page follows]

      IN WITNESS WHEREOF, Pledgor has executed this Agreement in favor of Lender as of the date first above written.


                                       /s/ George Abi Zeid
                                       -------------------
                                       George Abi Zeid

ACCEPTED AND AGREED:

AT&T CORP.


By: /s/ Anne H. Chow
    --------------------------------
Name: Anne H. Chow
Title: ADIS Vice President